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                                                                  EXHIBIT 23.3


                       [JACK K. MANN, INC. LETTERHEAD]

I, Jack K. Mann, consent to the use in the registration statement No 33-60539 of American Rice, Inc. on Form S-1 and any and all amendments thereto of my name in connection with the appraisal rendered by Jack K. Mann, Inc.



                                                 /s/ JACK K. MANN
                                                 ---------------------
                                                 Jack K. Mann
                                                 Jackson, Mississippi
                                                 August 7, 1995





/s/ CECILE D. BROWNE
-----------------------------------
/s/ Cecile D. Browne, Notary Public
My Commission Expires: August 17, 1997